UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 23, 2009

ENVIRONMENTAL POWER CORPORATION

(Exact name of Company as specified in its charter)

Delaware	001-32393	75-3117389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

120 White Plains Road, 6th Floor, Tarrytown, New York 10591

(Address of principal executive offices, including zip code)

(914) 631-1435

(Company's telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 23, 2009, Environmental Power Corporation (the “Company”), its subsidiary, Microgy Holdings, LLC (“Holdings”), the purchasers of the tax-exempt bonds (the “Bonds”) issued in connection with Holdings’ tax-exempt bond financings in Texas in November 2006 and in California in September 2008 (the “Bondholders”), Wells Fargo Bank, National Association, as Trustee (the “Trustee”), the Gulf Coast Industrial Development Authority of Texas (the “GCIDA”) and the California Statewide Communities Development Authority (the “CSCDA”) entered into a Restatement (the “Restatement”), dated as of November 20, 2009, of the Demand Purchase Agreement, dated as of September 3, 2008, among the Company, Holdings, certain of the Bondholders and the Trustee (the “Original Agreement”).

The Restatement amends and restates the Original Agreement and also operates as an amendment to the following agreements:

•	The Loan Agreement, dated as of October 1, 2006, between the Company and the GCIDA (the “Texas Loan Agreement”);

•	The Trust Indenture, dated as of October 1, 2006, between the GCIDA and the Trustee (the “Texas Indenture”);

•

The Guarantee Agreement, dated as of October 1, 2006, as amended and supplemented by that certain Supplemental Guarantee Agreement, dated as of August 1, 2008, among the Company, the Subsidiary Guarantors named therein and the Trustee (as so amended and supplemented, the “Guarantee Agreement”);

•	The Loan Agreement, dated as of August 1, 2008, between the Company and the CSCDA (the “California Loan Agreement”); and

•	The Trust Indenture, dated as of August 1, 2008, between the CSCDA and the Trustee (the “California Indenture”).

Pursuant to the Restatement, 50% of the original principal amount of the Bonds issued pursuant to the California Indenture (the “CA Bonds”) was redeemed at par, together with accrued interest thereon to the date of redemption, from various funds held by the Trustee under the California Indenture, on November 24, 2009. By December 18, 2009, the Company will identify one of its planned facilities in California that were intended to be funded by the CA Bonds (the Hanford and Riverdale facilities), which it will abandon solely for purposes of the California Loan Agreement and the California Indenture. In addition, 25% of the original principal amount of the Bonds issued pursuant to the Texas Indenture (the “TX Bonds”) was purchased at par, together with accrued interest thereon to the date of purchase, from various funds held by the Trustee under the Texas Indenture, on November 24, 2009, and such bonds will be cancelled. The cancellation of such bonds will be treated as an abandonment of the Company’s planned Mission facility in Texas for purposes of the Texas Loan Agreement and the Texas Indenture. As a result of the foregoing, the outstanding principal amount of the CA Bonds will be reduced to $31,210,000, and the outstanding principal amount of the TX Bonds will be reduced to $44,995,000. The Company and/or EPC will pay the fees and expenses of the Trustee, the GCIDA, the CSCDA and counsel to the Bondholders in connection with the Restatement.

The Restatement further provides that the Company, EPC or their respective subsidiaries must raise capital (in the form of debt, equity or a combination thereof) after the date of the Restatement in the aggregate amount of $32,500,000, of which (i) $19,473,179.00 must be deposited to the Company’s operating account for use only for the equity requirements of the remaining California and Texas facilities, (ii) $3,745,500 must be deposited with the Trustee to cover capitalized interest through March 31, 2011 for the remaining CA Bonds; and (iii) $2,800,000 must be deposited with the Trustee to cover capitalized interest through March 31, 2011 for the remaining TX Bonds related to the planned Rio Leche and Cnossen facilities (the “Benchmarks”). If the Benchmarks are not met by noon on March 31, 2010, a majority in interest of the Bondholders will have the right, exercisable on or before April 15, 2010, to cause the all of the remaining CA Bonds and $29,995,000 original principal amount of the remaining TX Bonds (which excludes the $15,000,000 in TX Bonds relating to the Company’s Huckabay Ridge facility) to be redeemed at par plus accrued interest to the date of redemptions (these redemptions are referred to as the “CA Demand Redemption” and the “TX Demand Redemption”, respectively), in each case out of certain funds held by the Trustee under the California Indenture and the Texas Indenture, respectively (other than, in the case of the TX Demand Redemption, amounts held in the Debt Service Reserve Fund in respect of the Huckabay Ridge facility). In the event that the funds held by the Trustee are insufficient to pay the full amount due upon the foregoing redemptions, the Company and EPC have jointly and severally agreed to pay the amount of any shortfall on or prior to April 30, 2010. EPC and the Company currently expect that if the CA Demand Redemption were exercised, there would be a shortfall of approximately $9,304,000, and if the TX Demand Redemption were exercised, there would be a shortfall of approximately $9,422,000.

The Restatement also limits the Company’s ability to draw on the construction fund under the Texas Indenture to an aggregate of $500,000 solely for engineering and design work on each of the Rio Leche and Cnossen facilities for the period from October 1, 2009 to December 31, 2009, unless and until the Benchmarks are met.

The terms of the Restatement also provide for EPC and the Company to share certain information with the Bondholders regarding their capital raising activities pursuant to confidentiality agreements in place with each of the Bondholders.

The Restatement amends the California Indenture to reduce the debt service reserve requirements thereunder from $6,242,500 to $3,121,250, and amends the Texas Indenture to reduce the debt service reserve requirements thereunder from $5,151,500 to $3,863,265, and then again to $1,287,875 if the TX Demand Redemption occurs. In addition, the Restatement amends the Guarantee Agreement to reduce the cash collateral account requirements for the TX Bonds from $5,000,000 to $3,750,000 (and from $3,750,000 to $1,250,000 if the TX Demand Redemption occurs) and for the CA Bonds from $5,000,000 to $2,500,000.

The Restatement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the foregoing description of the terms of the Restatement is qualified in its entirety by reference to such exhibit, which is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits -

10.1	Restatement of Demand Purchase Agreement, dated as of November 20, 2009, between and among Microgy Holdings LLC, Environmental Power Corporation, Wells Fargo Bank, National Association, as Trustee, the bondholders and Subsidiary Guarantors signatory thereto, and consented to by the California Statewide Communities Development Authority and the Gulf Coast Industrial Development Authority.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION

By:	/S/ MICHAEL E. THOMAS
Michael E. Thomas
Senior Vice President, Chief Financial Officer and Treasurer

Dated: November 30, 2009

EXHIBIT INDEX

10.1	Restatement of Demand Purchase Agreement, dated as of November 20, 2009, between and among Microgy Holdings LLC, Environmental Power Corporation, Wells Fargo Bank, National Association, as Trustee, the bondholders and Subsidiary Guarantors signatory thereto, and consented to by the California Statewide Communities Development Authority and the Gulf Coast Industrial Development Authority.